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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 17, 1998

              (Supplemental to Indenture dated as of July 22, 1997)


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                         DISCOVERY ZONE, INC., as Issuer

                                       AND

                     THE SUBSIDIARY GUARANTORS NAMED THEREIN

                                       AND

                 STATE STREET BANK AND TRUST COMPANY, as Trustee


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                      13 1/2% SENIOR SECURED NOTES DUE 2002

                                       and

                 13 1/2% SENIOR SECURED NOTES DUE 2002, SERIES B


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



                  FIRST SUPPLEMENTAL INDENTURE, dated as of the 17th day of July, 1998 among Discovery Zone, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Original Indenture) and State Street Bank and Trust Company, as trustee (the "Trustee").

                  WHEREAS, the Company and the Subsidiary Guarantors executed and delivered to the Trustee an Indenture, dated as of July 22, 1997, (the "Original Indenture") providing for the issuance of the Company's 13 1/2% Senior Secured Notes due 2002 (the "Initial Notes") and its 13 1/2% Senior Secured Notes due 2002, Series B (the "Exchange Notes", and together with the Initial Notes, the "Notes"); and

                  WHEREAS, the Company proposes to issue (the "Offering") on or about the date hereof (i) up to 20,000 units (the "New Note Units"), consisting of $20,000,000 principal amount of the Company's 13 1/2% Senior Collateralized Notes due 2002 (the "New Notes"), with detachable warrants (the "New Series A Warrants") to purchase shares of the Company's common stock, par value $.00017 per share (the "Common Stock") or shares of the Company's non-voting common stock, par value $.00017 per share (the "Non-Voting Common Stock"), and with detachable redeemable warrants (the "New Series B Warrants" and collectively, with the New Series A Warrants, the "New Warrants") to purchase shares of the Company's Common Stock or shares of the Company's Non-Voting Common Stock, collectively representing approximately 49% of the Company's common equity on a fully diluted basis (before giving effect to the future issuance of options under the Company's stock incentive plan in effect at the time of the Offering (the "Stock Incentive Plan")), (ii) units (the "Series A Preferred Stock Units"), consisting of 80,000 shares of Series A Junior Cumulative Preferred Stock, liquidation preference $25.00 per share (the "Series A Preferred Stock"), with detachable warrants (the "Series A Preferred Warrants") to purchase shares of Common Stock, representing approximately 9.638% of the Common Stock on a fully diluted basis (before giving effect to the future issuance of options under the Company's Stock Incentive Plan), and (iii) units (the "Series B Preferred Stock Units" and, together with the Series A Preferred Stock Units, the "Preferred Stock Units") consisting of 340,000 shares of Series B Junior Cumulative Preferred Stock, liquidation preference $25.00 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "New Preferred Stock"), with detachable warrants (the "Series B Preferred Warrants" and, together with the Series A Preferred Warrants, the "Preferred Warrants") to purchase shares of Common Stock, representing approximately 40.962% of the Common Stock on a fully diluted basis (before giving effect to the future issuance of options under the Company's Stock Incentive Plan);

                  WHEREAS, Holders (as defined in the Original Indenture) representing at least a majority in aggregate principal amount ("Majority Holders") of the Notes have agreed to waive the application of the provisions of the Original Indenture as more particularly set forth in Article 2 hereof to the full extent necessary to (i) permit the Offering (the "Offering Waiver"), and
(ii) permit the Trustee, on behalf of the Holders, to enter into an agreement (the "New Notes Intercreditor Agreement") with the trustee for the holders of the New Notes (the "New Notes Trustee") to the effect that (a) the priority of the security interests in and liens on the collateral under the indenture (the "New Notes Indenture") and related agreements governing the New Notes be senior to the security interests in and liens on the collateral under the Original Indenture and related agreements governing the Notes, (b) the New Notes are fully secured and (c) in the event of a bankruptcy proceeding, Holders will not object to an application for "adequate protection" in favor of the holders of the New Notes (the "Intercreditor Waiver" and, collectively with the Offering Waiver, the "Waivers"); and

                  WHEREAS, the Majority Holders have agreed to certain amendments to the Indenture (A) to permit the Company (i) to incur up to $20 million of additional Indebtedness (as defined in the Original Indenture) pursuant to the New Notes, (ii) to incur additional liens on the collateral securing the Notes for the benefit of the holders of the New Notes, (iii) to make future investments in the New Notes, (iv) to incur up to $5 million of additional Indebtedness (as defined in the Original Indenture) (which Indebtedness may include additional Indebtedness evidenced by an Eligible Credit Facility (as defined herein) and secured by a first priority security interest in, among other things, the collateral securing the Notes ("Additional Secured Indebtedness")), (v) to make certain future redemptions and repurchases of the New Notes in accordance with their terms and the terms of the New Notes Indenture, and (vi) to make future redemptions in connection with a Primary Offering (as defined in the Original Indenture) of certain shares of Common Stock that represented accrued and unpaid dividends on New Preferred Stock held by holders of New Preferred Stock whose shares of New Preferred Stock were converted into Common Stock on or prior to the completion of such Primary Offering, and (B) to permit the Trustee to enter into the New Notes Intercreditor Agreement and an Intercreditor Agreement (as defined herein) with the Lender or Lenders (as defined in the Original Indenture) of any Additional Secured Indebtedness.

                  NOW THEREFORE, the Company, the Subsidiary Guarantors and the Trustee hereby agree as follows:

                                   ARTICLE 1.

                                   Amendments

                  1. Section 1.01 of the Original Indenture is hereby amended as follows:

                  (a) The definition of "Eligible Credit Facility" is hereby amended in its entirety to read as follows:

                                    " "Eligible Credit Facility" means one or
                           more credit facilities (and any permitted refinancings or replacements thereof) between the Company and one or more Lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time as permitted herein, which credit facility or facilities (and any permitted refinancings or replacements thereof) (i) has or have terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, (ii) collectively do not permit the Company to incur Indebtedness thereunder at any time outstanding in excess of $15,000,000 in the aggregate principal amount, and (iii) may be secured by certain assets of the Company, subject to the terms and conditions of an Intercreditor Agreement."


                                      - 2 -


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                  (b) The definition of "Intercreditor Agreement" is hereby
amended in its entirety to read as follows:

                                    " "Intercreditor Agreement" means one or
                           more agreements between the Trustee and one or more Lenders, each substantially in the form of Exhibit G-1 attached to the First Supplemental Indenture hereto, to be entered into after the Issue Date, if the Company and such Lender or Lenders enter into an Eligible Credit Facility, as such agreement or agreements may be amended from time to time."

                  (c) Subparagraph (h) of the definition of "Permitted Indebtedness" is hereby amended in its entirety and a new subparagraph (i) is hereby added to the definition of "Permitted Indebtedness," each to read as follows:

                                    "(h) other Indebtedness of the Company in an
                           aggregate amount not to exceed $15 million at any one time outstanding, which Indebtedness may include Indebtedness evidenced by an Eligible Credit Facility; and

                                    (i) Indebtedness of the Company represented
                           by the New Notes and in an aggregate principal amount not to exceed $20 million."

                  (d) The subsection (vi) of the definition of "Permitted Investments" is hereby amended in its entirety to read as follows:

                                    "(vi)  Investments in the Notes and/or the
                           New Notes."

                  (e) Subparagraph (xiii) of the definition of "Permitted Liens" is hereby amended in its entirety to read as follows:

                                    "(xiii)   Liens securing Indebtedness of the
                           Company under an Eligible Credit Facility or the New Notes;"

                  (f) The following definitions are hereby added to Section
1.01:

                   "  "New Indenture Primary Offering" means an offering of
               Qualified Capital Stock of the Company.

                   "  "New Note Units" means units consisting of New Notes, New
               Series A Warrants and New Series B Warrants to be initially sold by the Company in a private offering on July 17, 1998."

                   "  "New Notes" means up to $20,000,000 aggregate principal amount of the Company's 13 1/2% Senior Collateralized Notes due 2002 and the Company's 13 1/2% Series B Senior Collateralized Notes due 2002."


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                   "  "New Notes Indenture" means the Indenture dated as of July
               17, 1998 among the Company, the Subsidiary Guarantors named therein and the New Notes Trustee."

                   "  "New Notes Intercreditor Agreement" means an agreement
               between the Trustee and the New Notes Trustee in substantially the form of Exhibit G-2 attached to the First Supplemental Indenture hereto to be entered into on the date on which the New Notes are issued providing that (i) the priority of the security interests in and liens on the collateral under the New Notes Indenture and related agreements governing the New Notes be senior to the security interests in and liens on the collateral under this Indenture and related agreements governing the Notes,
               (ii) the New Notes are fully secured and (iii) in the event of a bankruptcy proceeding, the Holders will not object to an application for "adequate protection" in favor of the holders of the New Notes."

                   "  "New Notes Trustee" means Firstar Bank of Minnesota, N.A.
               as trustee under the New Indenture or any successor trustee under the New Indenture."

                   "  "New Preferred Stock" means collectively, (i) the 80,000 shares of the Company's Series A Junior Cumulative Preferred Stock, liquidation preference $25.00 per share, and (ii) the 340,000 shares of Series B Junior Cumulative Preferred Stock, liquidation preference $25.00 per share, issued on the date on which the New Notes are issued."

                   "  "New Series A Warrants" means warrants to purchase shares of the Company's common stock, par value $.00017 per share or shares of the Company's non-voting common stock, par value $.00017 per share representing approximately 34% of the Company's common equity on a fully diluted basis (before giving effect to the future issuance of options under the Company's Stock Incentive Plan as in effect on the date of issuance of the New Note Units) issued in connection with the New Note Units pursuant to the terms of the New Warrant Agreement."

                   "  "New Series B Warrants" means warrants to purchase shares of the Company's common stock, par value $.00017 per share or shares of the Company's non-voting common stock, par value $.00017 per share representing approximately 15% of the Company's common equity on a fully diluted basis (before giving effect to the future issuance of options under the Company's Stock Incentive Plan as in effect on the date of issuance of the New Note Units) issued in connection with the New Note Units pursuant to the terms of the New Warrant Agreement."

                   "  "New Warrant Agreement" means the Warrant Agreement dated as of July 17, 1998, between the Company and Firstar Bank of Minnesota, N.A. as Warrant Agent pursuant to which the New Warrants are issued, as amended and supplemented from time to time in accordance with its terms."


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                   "  "New Warrants" means collectively, the New Series A
               Warrants and the New Series B Warrants issued by the Company pursuant to the terms and conditions of the New Warrant Agreement."

                   "  "Public Equity Offering" means an underwritten public
               offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) that results in net proceeds to the Company of at least $20 million."

                  2. Section 4.10 of the Original Indenture is hereby amended:

                  (a) by deleting the word "and" in the twenty-ninth line of the second full paragraph thereof;

                  (b) by adding the words "; (x) the redemption or repurchase of New Notes, in accordance with the terms of the New Notes Indenture, in connection with an Asset Sale; (xi) the redemption or repurchase of New Notes, in accordance with the terms of the New Notes Indenture, following the occurrence of a Change of Control (as defined in the New Notes Indenture); (xii) the redemption, in accordance with the terms of the New Notes Indenture, of up to 100% of the original principal amount of the New Notes, utilizing the proceeds of a New Indenture Primary Offering provided that such redemption shall occur within 30 days of the date of the closing of such New Indenture Primary Offering; (xiii) the payment, in accordance with the terms of the New Preferred Stock utilizing the proceeds of a Public Equity Offering, of accrued and unpaid dividends on New Preferred Stock held by holders thereof whose New Preferred Stock was converted into Common Stock, either concurrently with or prior to the consummation of such Public Equity Offering; and (xiv) the purchase, redemption, defeasance or other acquisition or retirement of New Warrants required by the terms of the New Warrant Agreement", immediately following the word "Indenture" in the thirty fourth line of the second full paragraph thereof.

                  3. Section 4.22 of the Original Indenture is hereby amended by adding the words ", the New Notes Intercreditor Agreement" immediately after the words "Intercreditor Agreement" in the first and twelfth lines thereof.

                  4. Section 5.01(a) of the Original Indenture is hereby amended by adding the words ", the New Notes Intercreditor Agreement" immediately after the words "the Intercreditor Agreement" in the thirteenth line thereof.

                  5. Section 5.02 of the Original Indenture is hereby amended by adding the words ", the New Notes Intercreditor Agreement" immediately after the words "the Warrant Agreement" in the seventh line thereof.

                  6. Section 10.01 of the Original Indenture is hereby amended
(x) by adding the words "subject to the terms of the Intercreditor Agreement and the New Notes Intercreditor Agreement"

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



immediately after the word "Interests" in the ninth line of the first paragraph thereof, (y) by adding the words "or in the New Notes Intercreditor Agreement" immediately after the word "Agreement" in the sixteenth line of the second paragraph thereof and (z) by adding the words "in the New Notes Intercreditor Agreement," immediately prior to the phrase "in the Subordination Agreement" in the nineteenth line of the second paragraph thereof.

                  7. Section 10.02 of the Original Indenture is hereby amended by (x) amending the heading thereof to add the words "; Execution of New Notes Intercreditor Agreement" at the end thereof and (y) by adding a second paragraph thereto which shall read in its entirety as follows: "The Company is permitted to enter into the New Notes Intercreditor Agreement, substantially in the form of Exhibit G-2 attached hereto, at any time on or after the date on which the New Notes are initially issued, providing, among other things, that (i) the priority of the security interests in and Liens on the Collateral under the New Notes Indenture and related agreements governing the New Notes be senior to the security interests in and Liens on the Collateral under this Indenture and related agreements governing the Notes, (ii) the New Notes are fully secured,
(iii) in the event of a bankruptcy proceeding, the Holders will not object to an application for "adequate protection" in favor of the holders of the New Notes,
(iv) during any insolvency proceedings, the collateral agent with respect to the New Notes and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in such properties and assets, and (v) following an Event of Default, all decisions with respect to such properties and assets, including the time and method of any disposition thereof, will be made in accordance with the terms of such New Notes Intercreditor Agreement, in each case, subject to the terms and provisions of this Indenture, the Intercreditor Agreement, and the Collateral Agreements."

                  8. Section 10.04 of the Original Indenture is hereby amended by (x)(i) deleting the word "Neither" in the first line of subsection (a) thereof and (ii) substituting therefor the words "Subject to the Intercreditor Agreement and the New Notes Intercreditor Agreement, neither," (y)(i) deleting the word "At" in the first line of subsection (b) thereof and (ii) substituting therefor the words "Subject to the Intercreditor Agreement and the New Notes Intercreditor Agreement, at" and (z) by adding the words "or pursuant to the Intercreditor Agreement or the New Notes Intercreditor Agreement" immediately after the word "Agreements" in the fourth line of subsection (c) thereof.

                  9. Section 10.05 of the Original Indenture is hereby amended
(x) by adding the words "and to the extent applicable, the Intercreditor Agreement and the New Notes Intercreditor Agreement," immediately after the word "Agreements" in the fourth line of subsection (a) thereof, (y) by adding the words "and, to the extent applicable, the Intercreditor Agreement and the New Notes Intercreditor Agreement" immediately after the word "Agreements" in the fifth line of subsection (b) thereof and (z) by adding the words "and, to the extent applicable, the Intercreditor Agreement and the New Notes Intercreditor Agreement" immediately after the word "Agreements" in the fourth line of subparagraph (b)(iv) thereof.

                  10. Section 10.08 of the Original Indenture is hereby amended by adding the words ", the New Notes Intercreditor Agreement" immediately after the words "Subordination Agreement" in the second line thereof.

                  11. Section 12.01 of the Original Indenture is hereby amended by adding the following paragraph at the end thereof, "The Company agrees and each Holder by its acceptance thereof likewise agrees, that the Trustee, on behalf of each Holder, may enter into the New Notes Intercreditor Agreement with the New Trustee pursuant to which, among other things, (i) to better secure the Company's payment obligations in Section 7.07 of the Indenture, the Trustee shall have a claim prior to the New Notes on all assets or money held or collected by the New Notes Trustee in its capacity as New Notes Trustee, including assets or money held in trust to pay principal of or interest on particular New Notes, to the extent, if any, that the Company fails promptly to pay amounts owed the Trustee under said Section 7.07 and (ii) the New Notes Trustee, on behalf of the holders of the New Notes, shall be granted a security interest in and lien on certain assets of the Company to the extent of the Indebtedness outstanding under the New Notes. Notwithstanding the foregoing, the grant of a Lien on such assets pursuant to the terms of the New Indenture, and related collateral and security agreements, neither the New Notes nor the New Notes Intercreditor Agreement, shall, other than as specifically set forth in the New Notes Intercreditor Agreement, adversely effect in any manner whatsoever the security interests created by this Indenture, the Notes and the Collateral Agreements."


                                   ARTICLE 2.

                                     Waivers

                  As of July 17, 1998, consents were received from the holders of 88.24% of the aggregate principal amount of the outstanding Notes to:

(a) the waiver of the application of the following provisions of the Original Indenture in connection with the New Offering:

                           (i) Section 1.01 (Definition of "Permitted
         Indebtedness") and Section 4.12 - to the full extent necessary to permit the Company to issue up to $20 million aggregate principal amount of the New Notes and to permit the Subsidiary Guarantors to guaranty the Company's obligations under the New Notes and the New Indenture, in each case, without meeting the tests currently set forth in Section 4.12 for the incurrence of additional Indebtedness;

                           (ii) Section 1.01 (Definition of "Permitted Liens") and Section 4.17 - to the full extent necessary to permit the Company, in connection with the issuance of the New Notes, to incur additional Liens on the Collateral for the purpose of securing the New Notes; and

                           (iii) Section 4.22 - to the full extent necessary to permit the Company and the Trustee to enter into the New Indenture and certain related collateral and security agreements, with the effect that the holders of New Notes will be granted a Lien on the Collateral for the purpose of securing the New Notes, which Lien will be senior in priority to the Lien on the Collateral securing the Notes; and


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(b) to the waiver of the application of the provisions of the Original Indenture including, but not limited to, Section 4.22, Section 10.01 and Section 10.08 thereof to the full extent necessary to permit the Trustee, on behalf of the Holders, to enter into the New Notes Intercreditor Agreement.


                                   ARTICLE 3.

                                  Miscellaneous

                  1. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Original Indenture; and the Original Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  2. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this First Supplemental Indenture. The Trustee is relying on the Opinion of Counsel and the Officers' Certificate delivered to the Trustee by the Company stating that this First Supplemental Indenture complies with and has received all necessary authorizations under the Original Indenture, including, without limitation, Section 9.02 thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, except for the Trustee's certificate of authentication, or the due execution hereof by the Company and the Subsidiary Guarantors, or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Subsidiary Guarantors.

                  3. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Original Indenture.

                  4. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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




                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the date first above written.


                                   DISCOVERY ZONE, INC.


                                   By:    /s/ Scott W. Bernstein
                                          --------------------------------------
                                   Name:  Scott W. Bernstein
                                   Title: President and Chief Executive Officer



Attest:  /s/ Robert G. Rooney
         ------------------------------
         Name:  Robert G. Rooney
         Title: Senior Vice President
                and Chief Financial and
                Administrative Officer


                                   STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee


                                   By:    /s/ M. L. Storrs
                                          --------------------------------------
                                   Name:  M. L. Storrs
                                   Title: Vice President


                                   SUBSIDIARY GUARANTORS

                                   DISCOVERY ZONE (CANADA) LIMITED


                                   By:    /s/ Scott W. Bernstein
                                          --------------------------------------
                                   Name:  Scott W. Bernstein
                                   Title: President and Chief Executive Officer



Attest:  /s/ Robert G. Rooney
         --------------------------------------
         Name:  Robert G. Rooney
         Title: Senior Vice President
                and Chief Financial and
                Administrative Officer

                                   DISCOVERY ZONE (PUERTO RICO),
                                   INC.


                                   By:    /s/ Scott W. Bernstein
                                          --------------------------------------
                                   Name:  Scott W. Bernstein
                                   Title: President and Chief Executive Officer



Attest:  /s/ Robert G. Rooney
         --------------------------------------
         Name:  Robert G. Rooney
         Title: Senior Vice President
                and Chief Financial and
                Administrative Officer


                                   DISCOVERY ZONE LICENSING, INC.



                                   By:    /s/ Scott W. Bernstein
                                          --------------------------------------
                                   Name:  Scott W. Bernstein
                                   Title: President and Chief Executive Officer


Attest:  /s/ Robert G. Rooney
         --------------------------------------
         Name:  Robert G. Rooney
         Title: Senior Vice President
                and Chief Financial and
                Administrative Officer